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                                                                      EXHIBIT 11


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 4 to the registration statement on Form N-1A (the 'Registration Statement') of our report dated February 23, 1998, relating to the financial statements and financial highlights appearing in the December 31, 1997 Annual Report of the Salomon Brothers Institutional Money Market Fund (one of the portfolios constituting Salomon Brothers Series Funds Inc), which are also incorporated by reference into the Registration Statement.



/s/ PricewaterhouseCoopers LLP

    PricewaterhouseCoopers LLP




1177 Avenue of the Americas
New York, New York 10036
November 24, 1998


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